Exhibit 10.2

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Adam L. Hirst, Esq.

(Space Above For Recorder’s Use)

DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

from

Aventus Properties LLC,
a Texas limited partnership

( “Trustor”)

to

[_____________]

(“Trustee”)

FOR THE BENEFIT OF

NEW ERA ENERGY & DIGITAL, INC.
a national banking association

(“Beneficiary”)

Principal Amount Secured: $4,000,000.00, plus other sums described in Section 1

Dated: October 22, 2025

DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

THIS DEED OF TRUST SECURES A VARIABLE RATE PROMISSORY NOTE WHICH BEARS INTEREST AT RATES WHICH VARY AS MORE PARTICULARLY SET FORTH IN THE PROMISSORY NOTE.

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Deed of Trust”) made the 22nd day of October, 2025, between Aventus Properties LLC (“Trustor”), having its principal business office at [__________], to [__________], having an office c/o [__________] (“Trustee”) for the benefit of NEW ERA ENERGY & DIGITAL, INC., having an address at [__________] (“Beneficiary”).

W I T N E S E T H

A. Trustor (along with certain affiliate(s) thereof) has executed and delivered to Beneficiary that certain Promissory Note of even date herewith in the original principal amount of $4,000,000.00 (as the same may be supplemented, restated, superseded, amended or replaced from time to time, the “Note”).

B. Trustor is the record owner of (i) all of that certain real estate described in Exhibit “A” attached hereto and made a part hereof (the “Land”); and (ii) title to the Improvements (as hereinafter defined) located thereon.

C. Trustor and such affiliate(s) desire to secure the payment and performance of the Obligations (as defined below) by, among other things, entering into this Deed of Trust.

NOW, THEREFORE, in consideration of the financing arrangements established under the Note, and as security for:

(1) payment to Beneficiary of all Obligations;

(2) payment to Beneficiary of all future or additional advances which may be made by Beneficiary to or for the account of Trustor, together with interest on such advances (including, without limitation, all sums which Beneficiary may advance under this Deed of Trust or the Note with respect to any Deed of Trust Property (as defined below) to pay for taxes, assessments, maintenance charges, insurance premiums or costs incurred for the protection of the Deed of Trust Property or the lien of this Deed of Trust, and expenses incurred by Beneficiary by reason of default by Trustor under this Deed of Trust or any of the other Loan Documents (as hereinafter defined)); and

(3) performance of the undertakings and covenants contained in the Loan Documents.

GRANTING CLAUSES

Trustor, in consideration of the premises, the indebtedness evidenced by the Note, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged (a) has mortgaged, warranted, granted, bargained, sold, alienated, released, confirmed, conveyed, pledged and assigned, and (b) by these presents does hereby irrevocably grant and create a first priority lien on and security interest in, subject to those permitted encumbrances included in a lender’s title policy approved by Beneficiary and the provisions hereof and of the other Loan Documents, and does hereby irrevocably MORTGAGE, GRANT A SECURITY INTEREST IN, PLEDGE, TRANSFER, CONVEY AND ASSIGN unto Trustee and its successors and assigns forever in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all of Trustor’s estate, right, title and interest now owned or hereafter acquired in, to and under any and all of the property (collectively, the “Deed of Trust Property”) described in the following Granting Clauses:

(1) The Land, together with all easements, appurtenances and other rights and privileges now or hereafter belonging or appertaining thereto;

(2) All buildings, structures, fixtures, improvements and appurtenances now or hereafter located upon the Land (the “Improvements”);

(3) All present and future leases, subleases, subsubleases, licenses and other occupancy agreements (whether written or oral) covering all or any portion of the Land, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, licenses and other occupancy agreements (which, together with Trustor’s interest as landlord thereunder, are herein collectively referred to herein as the “Leases”);

(4) All rents, issues and profits payable under the Leases and under any future renewals, extensions, amendments or modifications thereof and other sums of money, including “Rents,” as defined in the Texas Assignment of Rents Act, Chapter 64 of the Texas Property Code (hereinafter collectively called the “Rents”) that are now or at any time hereafter become due and payable to Trustor under the terms of the Leases or arising or issuing from or out of the Leases or from or out of the Deed of Trust Property or any part thereof, including but not limited to minimum rents, additional rents, percentage rents, deficiency rents and liquidated damages following default, security and other deposits, advance rents, prepaid rents, daily rents or room charges, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Deed of Trust Property and all of Trustor’s rights to recover monetary amounts from any tenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of any lease default including rejections, under the Federal Bankruptcy Code, including specifically the immediate and continuing right to collect and receive each and all of the foregoing and all guaranties of the foregoing;

(5) All fixtures, appliances, machinery, equipment, furnishings and furniture of any nature whatsoever, and other articles of personal property now or hereafter owned by Trustor and (i) which now or at any time hereafter are installed in, attached to or located in or upon the Land; and (ii) used or intended to be used in connection with the Land or the Improvements, or in the operation or maintenance of any Deed of Trust Property (including, without limitation, communications, computer and security systems and the software system therefor), or the plant or business located thereon, whether or not the personal property is or shall be affixed thereto, expressly including, but without limiting the generality of the foregoing, Trustor’s right, title and interest in all articles of personal property listed on Exhibit “B” attached hereto and made a part hereof;

(6) All building materials, fixtures, building machinery and building equipment owned by Trustor and delivered on site to the Land or the Improvements during the course of, or in connection with, the construction of, or reconstruction of, or remodeling of any Improvements from time to time during the term hereof;

(7) Any and all tenements, hereditaments and appurtenances now or in the future benefitting or otherwise relating to the Land or the Improvements or any part thereof, or in any way appertaining thereto, all streets, alleys, passages, ways, leasehold estates, easements and covenants now existing or hereafter created for the benefit of Trustor or any subsequent owner or tenant of the Land or the Improvements over ground adjoining the Land and all rights to enforce the maintenance thereof, rights-of-way, development rights, mineral rights, water and water rights, pumps and pumping plants, water shares, ditches and canals, weirs, pipelines, wells and wellheads, and all tenements, hereditaments, and appurtenances thereunto belonging or in any way appertaining to the same or to the diversion, delivery, or use of water, of whatever nature or description, whether now owned or hereafter acquired by Trustor, and including all rights of ingress and egress to and from the Land and all adjoining property related thereto and all shares of stock evidencing the same and all other rights, liberties and privileges of whatsoever kind or character, together with any after-acquired property interest in the Land which Trustor may at any time hereafter have or acquire, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law or in equity, of Trustor in and to the Land or any part thereof;

(8) To the extent assignable, all management agreements, service contracts, license agreements, concession agreements, rebate agreements, incentive agreement, grant agreements, written or oral, relating to the use and occupancy of the Land now or hereafter existing and the reversions and remainders, income, rents, issues and profits arising therefrom and all deposits (including, without limitation, tenant security deposits) thereunder, and all rights and benefits now or hereafter accruing to Trustor under any and all guarantees of the obligations of any tenant, licensee, concessionaire or other occupant thereunder, as any of the foregoing may be amended, extended, renewed or modified from time to time;

(9) All reciprocal easement agreements, operating agreements, and similar agreements however labeled or denominated affecting the Land;

(10) All accounts, chattel paper, instruments and other documents of title, deposit accounts, general intangibles, payment intangibles, contract rights, choses in action, causes of action, intangible property, intellectual property (including, any good will and royalties associated therewith), licenses, tax refunds and return claims, books and records, investment property and all other rights and obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any of the foregoing;

(11) All other documentation belonging to or in Trustor’s possession now or hereafter existing in connection with the use or operation of the Land including, without limitation, any plans and specifications pertaining to the Improvements, all appraisals, engineering, environmental, soils, marketing and other reports and studies relating to the Land or the Improvements, all permits, licenses, and contract rights, warranties, guarantees, tenant lists, correspondence with present or prospective tenants or suppliers, advertising materials, and telephone exchange numbers as identified in such advertising materials; and

(12) All products, proceeds, substitutions, accessions and replacements, of any of the foregoing into cash or liquidated claims, including without limitation, proceeds of insurance and condemnation awards.

TO HAVE AND TO HOLD the Deed of Trust Property hereby conveyed or mentioned and intended so to be, unto Beneficiary, to its own use forever.

PROVIDED ALWAYS, this instrument is made upon the express condition that, upon payment in full of all Obligations, then this Deed of Trust and the estate hereby granted shall, at the request and at the expense of Trustor, be promptly released of record by Beneficiary.

1. Maximum Principal Amount Secured. Notwithstanding anything to the contrary contained in this Deed of Trust, the maximum amount of principal indebtedness secured by this Deed of Trust, or which under any contingency may be secured by this Deed of Trust, is $4,000,000.00, plus amounts that Beneficiary expends after and during the occurrence and continuation of an Event of Default under this Deed of Trust to the extent that any such amounts shall constitute payment of (i) taxes, charges or assessments that may be imposed by law upon the Deed of Trust Property; (ii) premiums on insurance policies covering the Deed of Trust Property or any portion thereof; (iii) expenses incurred in upholding the lien of this Deed of Trust, including, without limitation, the expenses of any litigation to prosecute or defend the rights and lien created by this Deed of Trust; (iv) any amount, cost or charge to which Beneficiary becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority, and (v) any other amount advanced by Beneficiary and permitted by law to be secured as an additional or protective advance; then, and in each such event, such amounts or costs, together with interest thereon, shall be added to the Obligations and shall be secured by this Deed of Trust.

2. Payment and Performance. Trustor shall pay to Beneficiary the Term Loan, together with all interest thereon, as well as all other costs and expenses for which Trustor and any other borrower thereto may be obligated to pay under the Note and the other Loan Documents (collectively, the “Obligations”), in each case in accordance with the terms of the Loan Documents.Trustor shall perform and comply with all of the agreements, conditions, covenants, provisions and stipulations of this Deed of Trust and the other Loan Documents to which it is a party. Trustor shall timely perform all of its obligations and duties as landlord under any Leases of any portion of the Deed of Trust Property now or hereafter in effect. For purposes of this Agreement, “Loan Documents” means this Agreement, the Note and any other document entered into in connection herewith, in each case as amended, supplemented or otherwise modified from time to time.

3. Collateral Assignment of Rents. This collateral assignment of Rents to Beneficiary is on the following terms: (a) upon receipt from Beneficiary of notice that an Event of Default exists, each tenant is authorized and directed to pay directly to Beneficiary all Rents thereafter accruing or payable and receipt of Rents by Beneficiary will be a release of such tenant to the extent of all amounts so paid; (b) Rents so received by Beneficiary will be applied by Beneficiary, first to the expenses, if any, of collection and then in accordance with the terms hereof; (c) without impairing its rights hereunder, Beneficiary may, at its option, at any time and from time to time, release to Trustor Rents so received by Beneficiary, or any part thereof; (d) Beneficiary is not liable for its failure to collect or its failure to exercise diligence in the collection of Rents, but will be accountable only for Rents that it actually receives; and (e) the collateral assignment contained in this Article terminates upon the release of this Deed of Trust, but no tenant is required to take notice of termination until a copy of such release has been delivered to such tenant. This collateral assignment of Rents is to be construed as, constitutes and serves as a security instrument under the Texas Assignment of Rents Act, Chapter 64 of the Texas Property Code and a security agreement with regard to Rents, Proceeds, and other personal property described in this Deed of Trust within the meaning of a first and prior pledge and assignment and a first and prior lien security interest under the Code (as defined below) as to the property within the scope thereof and situated in the State of Texas. The Leases assigned herein act as collateral for the security interest created by this assignment. Without in any way limiting or restricting any of Beneficiary’s other rights, benefits or privileges hereunder, Trustor and Beneficiary expressly agree that Beneficiary is entitled to all rights, benefits or privileges under Texas common law and any applicable statute, including the Texas Assignment of Rents Acts, Texas Property Code, Chapter 64.

4. Warranty of Title. Trustor warrants to Beneficiary that Trustor possesses good and indefeasible and unencumbered fee simple title to the Deed of Trust Property and every part thereof, except for those title exceptions listed in Beneficiary’s title insurance policy approved by and issued to Beneficiary insuring the priority of the lien of this Deed of Trust. Trustor shall reimburse Beneficiary for any losses, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees and court costs) incurred by Beneficiary if an interest in the Land or the Deed of Trust Property, other than as permitted hereunder, is claimed by another Person. For purposes of this Deed of Trust, “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

5. Maintenance of Deed of Trust Property. Trustor shall keep and maintain the Deed of Trust Property and the sidewalks and curbs located on the Deed of Trust Property and any sidewalk and curbs abutting the Deed of Trust Property in good order and condition (ordinary wear and tear excepted) in compliance with all applicable laws and in a rentable and tenantable state of repair, and will make, as and when necessary, all repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen, to keep the Deed of Trust Property in such condition. Trustor shall abstain from and shall not commit waste in or about the Deed of Trust Property, shall not, other than in the ordinary course of business, remove or demolish any portion of the Improvements, or any machinery, equipment or other personal property located thereon or alter the structural character or exterior appearance of any Improvements, without the prior written consent of Beneficiary in each instance. Trustor shall not permit the Deed of Trust Property to become deserted or abandoned. Trustor shall not change the use of the Deed of Trust Property from its current use without first obtaining the prior written consent of Beneficiary.

6. Insurance.

(a) Trustor shall provide and maintain insurance coverage as determined by Beneficiary.

(b) Trustor has obtained and has delivered to Beneficiary one or more certificates of insurance, or other reasonable evidence, reflecting the insurance coverages, amounts and other requirements as determined by Beneficiary. Trustor has not, and to the best of Trustor’s knowledge no Person has, done by act or omission anything which would impair the coverage of any such insurance policy.

(c) If the insurance, or any part thereof, shall expire, or be canceled, or become void or voidable by reason of Trustor’s breach of any condition thereof or if the insurance is otherwise not maintaining the insurance requirements as required by Beneficiary, Trustor shall be immediately required to, and shall, place new insurance on the Deed of Trust Property that satisfies the insurance requirements contained in the Loan Documents.

(d) Such policies of insurance and all renewals thereof, are hereby assigned to Beneficiary as additional security for payment of the Obligations and Trustor hereby agrees that after an Event of Default any values available thereunder upon cancellation or termination of any of said policies or renewals, whether in the form of return of premiums or otherwise, shall be payable to Beneficiary as assignee thereof. If Beneficiary becomes the owner of the Deed of Trust Property or any part thereof by foreclosure or otherwise, such policies, including, without limitation, all right, title and interest of Trustor thereunder, shall become the absolute property of Beneficiary.

(e) Beneficiary shall retain and apply the proceeds of any such insurance to reduction of the Obligations, or to restoration or repair of the property damaged, as determined by Beneficiary. To the extent that Beneficiary is allowed to so apply such insurance proceeds to the Obligations as determined by Beneficiary, Beneficiary’s application of such insurance proceeds to reduction of the Obligations shall not excuse or modify Trustor’s obligation to continue to pay the installments of interest and principal required under the Note unless the amount of such insurance proceeds received by Beneficiary is sufficient to repay in full all of the Obligations.

(f) All negotiations, proceedings and settlements to adjust, compromise or settle any loss covered by insurance shall be as determined by Beneficiary. All insurance proceeds shall be applied as determined by Beneficiary.

7. Taxes and Other Charges.

(a) Trustor shall pay, prior to the time interest, penalties or additions are due thereon, without any deduction, defalcation or abatement, all real estate taxes, charges, municipal assessments and liens, water and sewer rents, and other governmental levies and all other charges or claims of every nature and kind which may be assessed, levied, imposed, suffered, placed or filed at any time against Trustor, the Deed of Trust Property or any part thereof or against the interest of Beneficiary therein, or which by any present or future law may have priority over the indebtedness secured hereby either in lien or in distribution out of the proceeds of any judicial or other sale (collectively “Taxes”); and upon request by Beneficiary, Trustor shall deliver to Beneficiary, official receipts for the payment of Taxes; provided, however, that if, pursuant to this Deed of Trust, Trustor shall have deposited with Beneficiary before the due date thereof sums sufficient to pay any Taxes, and there is not then in existence a continuing Event of Default under the Loan Documents and Beneficiary is not otherwise prohibited by Legal Requirements, the Taxes shall be paid by Beneficiary and Beneficiary shall obtain and circulate to Trustor evidence of payment thereof. Trustor will not apply for or claim any deduction, by reason of this Deed of Trust, from the taxable value of all or any part of the Deed of Trust Property. No credit shall be claimed or allowed on the interest payable on the Note because of any Taxes paid. For purposes of this Deed of Trust, “Legal Requirement” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, court orders, decrees, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

(b) If requested by Beneficiary, Trustor shall procure for Beneficiary, at Trustor’s expense, a real estate tax reporting service throughout the term of this Deed of Trust, and if Trustor fails to do so, Beneficiary may obtain such service directly and Trustor shall, upon demand, reimburse Beneficiary for the cost of such service.

(c) Trustor is prohibited from entering into, and will not under any circumstance enter into, any arrangement with any third party by which such third party will loan, advance, or otherwise make available any funds or sums to or for the benefit of Trustor for the payment of such taxes, assessments, or other charges on or related to the Deed of Trust Property. This absolute prohibition includes, but is not limited to, tax lien loans for matters related to tax liens under Chapter 32 of the Texas Tax Code. Under no circumstance will Trustor enter into any type of arrangement whereby any third party becomes a transferee of any tax lien under Section 32.06 of the Texas Tax Code. If Trustor enters into or consents to the entry into of any such arrangement in contravention of the absolute prohibition of this paragraph, then and in such instance, and even if no tax lien is created or transferred, Trustor will be in default under the terms of this Deed of Trust and Beneficiary may at any time accelerate the obligation and demand immediate payment in full of the Indebtedness, without prior notice.

8. Installments for Taxes and Other Charges. Without limiting the effect of Sections 6 and 7, as applicable, during the continuance of an Event of Default, upon Beneficiary’s request, Trustor shall pay to Beneficiary, monthly, with the monthly installments of interest or principal and interest, an amount equal to one-twelfth (1/12) of the sum of (i) the annual Taxes and (ii) the annual insurance premium attributable to the insurance for the Deed of Trust Property (collectively, “Escrow Items”). On demand by Beneficiary from time to time, Trustor shall pay to Beneficiary any additional sums necessary to pay the Escrow Items, all as estimated by Beneficiary. So long as not prohibited by Legal Requirements, the amounts paid by Trustor shall be security for the Escrow Items and Beneficiary shall pay, or cause to be paid, such Taxes and such insurance premiums when due; provided, however, if there is then a continuing Event of Default under the Loan Documents, Beneficiary may apply the amount of the Escrow Items to the Obligations. No amount so paid shall be deemed to be trust funds but may be commingled with general funds of Beneficiary, and no interest shall be payable thereon. If, pursuant to the Loan Documents, the Obligations become due and payable, Beneficiary shall have the right, at its election, to apply any amount of Escrow Items held by Beneficiary against the Obligations. At Beneficiary’s option, Beneficiary from time to time may waive, and after any such waiver may reinstate, the provisions of this Section requiring the monthly payments of Escrow Items.

9. Documentary and Other Stamps. If at any time the United States, the state in which the Deed of Trust Property is located or any political subdivision thereof, or any department or bureau of any of the foregoing shall require documentary, revenue or other stamps or taxes on the Note or this Deed of Trust, Trustor on demand shall pay for them with any interest or penalties payable thereon.

10. Other Taxes. If any law or ordinance now or hereafter imposes a tax directly or indirectly on Beneficiary with respect to the Deed of Trust Property or any portion thereof (other than an income tax, withholding tax or foreign taxes), the value of Trustor’s equity therein, or the Obligations secured by this Deed of Trust, Trustor shall have the right to contest such taxes but shall promptly pay such tax during the pendency of such contest. If Trustor fails to pay such tax or if Trustor is not lawfully permitted to pay such tax, Beneficiary, at its election, shall have the right at any time to give Trustor written notice declaring that the Obligations shall be due on a specified date not less than sixty (60) days thereafter; provided, however, that such election shall be ineffective if, prior to the specified date, Trustor lawfully pays the tax (in addition to all other payments required hereunder) and agrees to pay the tax whenever it becomes due and payable thereafter, which agreement shall then constitute a part of this Deed of Trust.

11. Security Agreement. This Deed of Trust constitutes a security agreement under the Texas Uniform Commercial Code (hereinafter called the “Code”), and Trustor hereby grants to Beneficiary a security interest in all existing and future fixtures and other personal property (and the proceeds thereof) included in the Deed of Trust Property which might be deemed “personal property.” This Deed of Trust is effective as a financing statement filed as a fixture filing with respect to all items of the “personal property” described in this Deed of Trust that are or are to become fixtures related to the Land, and this Deed of Trust is effective as such from the date of its filing for record in the real estate records of the county in which such “personal property” is situated. Beneficiary may proceed under the Code as to all or any part of the Deed of Trust Property constituting personal property, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Code. Upon the occurrence and continuation of any Event of Default, Trustor shall assemble all of such personal property and make the same available within the Improvements. Trustor covenants to retain all of the Deed of Trust Property within the Deed of Trust Property. Upon the occurrence and continuation of any Event of Default under this Deed of Trust, Beneficiary shall have, in addition to any other rights and remedies under the Loan Documents, all of the rights and remedies granted to a secured party under the Texas Business & Commerce Code with respect to the fixtures. Upon the occurrence and continuation of any Event of Default under this Deed of Trust, Beneficiary shall have all of the rights and remedies available to it pursuant to applicable law with respect to the fixtures. Notwithstanding any release of any or all of that property included in the Deed of Trust Property which is deemed “real property,” any proceedings to foreclose this Deed of Trust or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the Obligations.

12. Compliance with Law and Other Matters.

(a) Trustor shall comply with all laws, ordinances, regulations and orders (collectively “Laws”) of all Governmental Authorities relating to the Deed of Trust Property and the use and occupancy of the Deed of Trust Property. For purposes of this Deed of Trust, “Governmental Authority” means any foreign governmental authority, the United States of America, any State of the United States of America, any municipal or village governmental authority and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over the Borrower or Lender, or any of their respective businesses, operations, assets, or properties.

(b) Trustor will not initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or restricting the uses which may be made of the Deed of Trust Property or any part thereof, without the prior written consent of Beneficiary. Trustor will not seek any variance under any existing zoning ordinance that could result in the use of the Deed of Trust Property or any part thereof becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation. Trustor will not agree to allow the Deed of Trust Property or any part thereof to be used in any manner that could result in the use of the Deed of Trust Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation.

(c) Trustor will comply with all material obligations contained in any restrictive covenants, easement agreements and other recorded documents that are applicable to the Deed of Trust Property. Trustor will not record or permit to be recorded any document, instrument, agreement or other writing against the Deed of Trust Property without the prior written consent of Beneficiary.

(d) Trustor shall pay prior to delinquency all utility charges which are incurred by Trustor, whether public or private and whether or not such charges are or may become liens on the Deed of Trust Property.

(e) Trustor agrees to subject to the lien of this Deed of Trust, in a form reasonably satisfactory to Beneficiary, all additional strips, gores, or parcels of land acquired by Trustor or any leasehold interest therein acquired by Trustor, which adjoin the Deed of Trust Property, and all additional Trustor interest in any easements, rights and appurtenances to the Deed of Trust Property above described and in and to said strips, gores and parcels, and to execute and deliver to Beneficiary such security agreements and extensions thereof as Beneficiary reasonably may request consistent with the forms thereof executed as of the date hereof and promptly to pay Beneficiary’s reasonable costs (including, without limitation, reasonable attorneys’ fees and disbursements) in connection therewith and the title insurance premiums necessary to insure such additional land is encumbered by this Deed of Trust as a first lien thereon.

(f) While an Event of Default exists, Trustor agrees to deliver to Beneficiary, within fifteen (15) days after written request by Beneficiary, any and all plans, specifications, renderings, studies, analyses, reports or evaluations in the possession of Trustor with respect to the physical condition of, or the development or use of, the Deed of Trust Property or any part thereof.

(g) The Deed of Trust Property is used as multi-family residential property and other uses appurtenant thereto. Trustor shall not suffer or permit the Deed of Trust Property to be used by the public in such manner as might reasonably tend to impair Trustor’s title to the Deed of Trust Property or any portion thereof, or in such manner as might reasonably make possible a right or rights of adverse usage or adverse possession by the public, as such, or of implied dedication of the Deed of Trust Property or any portion thereof.

(h) Trustor shall not, permit, consent to or initiate the joint assessment of the Land or the Deed of Trust Property (i) with any other real property constituting a tax lot separate from the Land or the Deed of Trust Property and (ii) with respect to which any portion of the Land or the Deed of Trust Property may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Land or the Deed of Trust Property.

(i) Trustor shall keep and maintain all Licenses (as defined below) necessary for Trustor’s operation of the Deed of Trust Property as a multi-family property.

(j) Trustor shall continue to engage in the business presently conducted by it as and to the extent the same is necessary for the ownership, maintenance, management and operation of the Deed of Trust Property. Trustor is organized in the State of Texas and is qualified to do business and shall remain in active status under the laws of the State of Texas and as and to the extent required for the ownership, maintenance, management and operation of the Deed of Trust Property.

(k) Trustor shall not cause or permit a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest in the Deed of Trust Property or any part thereof, Trustor, any constituent owner or other holder of a direct or indirect equity interest in Trustor

13. Required Notices. Trustor shall notify Beneficiary promptly of the occurrence of any of the following:

(i) A fire or other casualty if such damage, destruction or casualty is likely to cost in excess of $100,000.00 damage to the Deed of Trust Property;

(ii) Receipt of written notice of eminent domain proceedings or of any actual or threatened in writing condemnation of the Deed of Trust Property;

(iii) Receipt of any notice of default or threatened default, notice of lease termination or similar material notice from a tenant under any of the Leases; or

(iv) Receipt of a written notice from any Governmental Authority relating to the condition, structure, use or occupancy of the Deed of Trust Property.

14. Condemnation.

(a) In the event of any condemnation or taking of any part of the Deed of Trust Property by eminent domain, alteration of the grade of any street, or other taking or action by any public or quasi-public authority or corporation, all proceeds (that is, the award or agreed compensation for the damages sustained) allocable to Trustor or the Deed of Trust Property, after deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit) including, without limitation, attorneys’ fees and expenses incurred by Beneficiary in connection with the collection of such proceeds, shall be applied as set forth in this Section. No settlement for the damages sustained in excess of $100,000 shall be made by Trustor without Beneficiary’s prior written approval, which approval shall not be unreasonably withheld. All of the proceeds are hereby assigned to and shall be applied as determined by Beneficiary. To the extent the condemnation proceeds equal or exceed $100,000, Trustor, upon request by Beneficiary, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of any awards and compensation described in this Section 14(a) to Beneficiary free and clear of any Liens (as hereinafter defined) of any kind or nature whatsoever. For purposes of this Deed of Trust, “Lien” means any lien, security interest, adverse claim or other charge or encumbrance of any kind, or any other type of preferential arrangement having the effect of a lien or security interest, including a lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

(b) If, prior to the receipt of the condemnation proceeds by Beneficiary (or Trustor, as applicable) the Deed of Trust Property shall have been sold on foreclosure of this Deed of Trust, Beneficiary shall have the right to receive the proceeds to the extent of:

(i) the full amount of all such proceeds if Beneficiary is the successful purchaser at the foreclosure sale, or

(ii) if anyone other than Beneficiary is the successful purchaser at the foreclosure sale, any deficiency (as hereinafter defined) due to Beneficiary in connection with the foreclosure sale, with interest thereon at the highest applicable rate set forth in the Note, and reasonable counsel fees, costs and disbursements incurred by Beneficiary in connection with collection of such proceeds of condemnation and the establishment of such deficiency. For purposes of this subsection (b) (ii), the word “deficiency” shall be deemed to mean the difference between (A) the net sale proceeds actually received in cash by Beneficiary as a result of such foreclosure sale less any costs and expenses incurred by Beneficiary in connection with enforcement of its rights under the Note, this Deed of Trust and the other Loan Documents and (B) the aggregate amount of the Obligations.

(c) If the estimated condemnation proceeds are equal to or greater than $100,000, Beneficiary shall have the right to prosecute to final determination or settlement an appeal or other appropriate proceedings in the name of Beneficiary or Trustor, for which Beneficiary is hereby appointed irrevocably as attorney-in-fact for Trustor, which appointment, being for security, is irrevocable. In that event, the expenses of such proceedings, including, without limitation, reasonable counsel fees and expenses, shall be paid first out of the proceeds, and only the excess, if any, paid to Beneficiary shall be credited against the amounts due under this Deed of Trust.

(d) Nothing herein shall limit the rights otherwise available to Beneficiary, at law or in equity, including, without limitation, the right to intervene as a party to any condemnation proceeding.

15. Completion of Construction. Trustor shall complete and timely pay for any construction which is commenced at any time on the Deed of Trust Property free of any mechanics liens or other liens. All such construction shall comply with all applicable laws and shall be performed in a good and workmanlike manner. Nothing contained in this Section shall be deemed to waive any right Beneficiary may have under the Loan Documents to approve construction on the Deed of Trust Property.

16. Leases.

(a) Trustor hereby represents that, to Trustor’s knowledge, there are no leases or agreements to lease all or any part of the Deed of Trust Property now in effect except the Leases described in the rent roll (if any) previously provided to Beneficiary. There are no prior sales, transfers or assignments of the Leases or any portion of the rents due and payable or to become due and payable which are presently outstanding following the funding of the Term Loan, other than those being terminated or assigned to Trustee and Beneficiary concurrently herewith. Trustor agrees not to enter into any Leases or agreements to lease all or any part of the Deed of Trust Property or to modify, amend, terminate or consent to the surrender of, or assign its interest in, any Leases or to permit the tenant or subtenant thereunder to subordinate its Leases to any lien subordinate to this Deed of Trust.

(b) Trustor shall (i) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner and (ii) enforce, to the extent consistent with Trustor’s or its affiliates’ usual business practices, the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner.

(c) Trustor shall not permit any lessee under any Lease, without prior written consent of Beneficiary, to surrender the leasehold estate created by such Lease or terminate, cancel or disaffirm such Lease or modify, change, surrender, supplement, alter or amend such Lease, either orally or in writing.

(d) Upon receipt by Trustor, from time to time, of any security deposit, prepaid rent (other than prepaid rent for the next succeeding calendar month), or similar payments by a tenant, subtenant, licensee or other user of the Deed of Trust Property, Trustor shall take all such action required by applicable law with request to such security deposits. Trustor shall cause each lessee under each Lease to (i) pay all rents, (ii) diligently perform and observe all of the terms, covenants and conditions of such Lease on the part of such lessee, as tenant thereunder, (iii) promptly deliver to Beneficiary copies of any notice of default by any party under such Lease, or of any notice given by Trustor as landlord under such Lease to terminate such Lease or to re-enter and take possession of any portion of the Deed of Trust Property, promptly upon delivery of such notice.

17. Right to Remedy Defaults.

(a) Subject to the provisions of Section 8, if Trustor should fail to pay company taxes, Impositions, Taxes, sums due under any permitted Lien against the Deed of Trust Property, or insurance premiums, or any sums payable by Trustor pursuant to the Leases, or fail to make necessary repairs to the Deed of Trust Property, or permit waste to the Deed of Trust Property, or shall otherwise fail to perform its obligations under this Deed of Trust and if Trustor shall continue to fail to do so within three (3) Business Days after receipt of notice from Beneficiary thereof in the event of a monetary failure, or if Trustor shall continue to fail to do so within thirty (30) days after receipt of notice from Beneficiary thereof in the event of a non-monetary failure, then Beneficiary, at its election, shall have the right to make any such payment or expenditure and to take any such action which Trustor was required to have taken, without prejudice to any of Beneficiary’s rights or remedies available hereunder or otherwise, at law or in equity. Such payment by Beneficiary shall not release Trustor from Trustor’s obligations or constitute a waiver of Trustor’s default under this Deed of Trust.

(b) Beneficiary in making any payment authorized by this Section 17: (i) relating to Taxes and company taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of the Tax or claim thereof; or (ii) for the purchase, discharge, compromise or settlement of any other Lien, may do so without inquiry as to the validity or amount of any claim for lien which may be asserted; or (iii) for the payment of any sums to cure any default under the Leases, may do so without inquiry as to the validity or amount of any claimed default thereunder. In exercising its rights hereunder Beneficiary may, but need not, make full or partial payments on any Lien, if any, and purchase, discharge, compromise or settle any tax lien or other Lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Deed of Trust Property or contest any tax. Such payments will be deemed made by Beneficiary at Trustor’s request and Beneficiary shall be subrogated to any and all rights and liens held by the owner or holder of any Lien, irrespective of whether such Lien is released or satisfied.

(c) All such sums, as well as costs, advanced by Beneficiary pursuant to this Deed of Trust shall be due immediately from Trustor to Beneficiary, shall be secured by this Deed of Trust and the lien therefor shall relate back to the date of this Deed of Trust, and such sums, as well as costs, shall bear interest at the highest applicable default rate under applicable law from the date of payment by Beneficiary until the date of repayment to Beneficiary.

(d) Anything herein to the contrary notwithstanding, (a) Trustor shall remain liable under the contracts and agreements included in the Deed of Trust Property to the extent set forth therein and be solely responsible for its duties and obligations thereunder to the same extent as if this Deed of Trust had not been executed, (b) the exercise by Beneficiary of any of the rights hereunder shall not release the Trustor from any of its duties or obligations under the contracts and agreements included in the Deed of Trust Property, and (c) Beneficiary shall not have any obligation or liability under the contracts and agreements included in the Deed of Trust Property by reason of this Deed of Trust, nor shall the Beneficiary be obligated to perform any of the obligations or duties of Trustor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

18. Events of Default. The occurrence of an Event of Default under any Loan Document shall constitute an “Event of Default” under this Deed of Trust.

19. Remedies.

(a) Upon the occurrence and continuation of an Event of Default, Beneficiary may exercise all rights and remedies under the Loan Documents.

(b) Without limiting the foregoing, upon the occurrence and continuation of an Event of Default, Trustee and/or Beneficiary may also immediately pursue one or more of the following remedies:

(i) Foreclosure. Trustee may institute an action of foreclosure against the Deed of Trust Property or any portion thereof, or take such other action at law or in equity for the enforcement of this Deed of Trust and realization on the deed of trust security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Obligations, with interest at the highest applicable default rate set provided by applicable law, together with all other sums due by Trustor in accordance with the provisions of this Deed of Trust and the other Loan Documents, including, without limitation, all sums which may have been loaned by Beneficiary to Trustor on or after the date of this Deed of Trust, and all sums which may have been advanced by Beneficiary for Taxes, payments on Liens, insurance premiums, utilities or repairs to the Deed of Trust Property and other sums which Beneficiary is permitted to advance pursuant to the terms of this Deed of Trust, the other Loan Documents, all costs of suit, together with interest at such rate on any judgment obtained by Trustee or Beneficiary from and after the date of any sheriff or other judicial sale until actual payment is made of the full amount due Beneficiary, and all Expenses.

(ii) Possession. Trustee or Beneficiary may enter into possession of the Deed of Trust Property or any portion thereof, with or without legal action, collect therefrom all rentals (which term shall include, without limitation, sums payable for use and occupation) and, after deducting all costs of collection and administration expenses, apply the net rentals to any or all of the following in such order and amounts as Beneficiary, in Beneficiary’s sole discretion, may elect: the payment of any sums due under any Lien, Taxes, insurance premiums and all other carrying charges, and to the maintenance, repair or restoration of the Deed of Trust Property, and on account and in reduction of the Obligations; in and for that purpose, subject to the license set forth in the Assignment of Leases and Rents, Trustor hereby assigns to Beneficiary all rentals due and to become due under the Leases or rights to use and occupy the Deed of Trust Property hereafter created, as well as all rights and remedies provided in such Leases or at law or in equity for the collection of the rentals. The taking of possession and collections of rents by Beneficiary and/or Trustee shall not be construed to be an affirmation of any Leases or acceptance of attornment with respect to any Leases of all or any portion of the Deed of Trust Property. Beneficiary and/or Trustee, in its discretion, may, as attorney in fact or agent of Trustor, or in its own name as Beneficiary and/or Trustee and under the powers herein granted, hold, operate, manage and control the Deed of Trust Property and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Deed of Trust Property, including, without limitation, actions for the recovery of rent, actions in forcible detainer and actions in distress for rent, and with full power to: (A) cancel or terminate any Leases for any cause or on any ground which would entitle Trustor to cancel the same; (B) elect to disaffirm any Leases which are then subordinate to the lien of this Deed of Trust; (C) extend or modify any then existing Leases and to make new Leases, which extensions, modifications and new Leases may provide for terms to expire, or for options to extend or renew terms to expire, beyond the maturity date of the indebtedness hereunder and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such Leases, and the options or other such provisions to be contained therein, shall be binding upon Trustor and all persons whose interests in the Deed of Trust Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Deed of Trust indebtedness, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser; and (D) enter into any management, leasing or brokerage agreements covering the Deed of Trust Property or any part thereof.

(iii) In the event that Trustor is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceeding, federal or state, voluntary or involuntary, under any present or future law or act, Beneficiary is entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of its remedies under the Loan Documents against the Deed of Trust Property, including specifically, but not limited to the stay imposed by Section 362 of the United States Federal Bankruptcy Code, as amended. Trustor consents to the immediate lifting of any automatic stay, and will not contest any motion by Beneficiary to lift such stay.

(iv) State Specific Remedies. Beneficiary may exercise any of the rights and remedies set forth in Section 41 hereof.

(c) Upon the occurrence and continuation of an Event of Default, Trustee and/or Beneficiary shall have the right, from time to time, to bring an appropriate action to recover any Obligations without prejudice to the right of Trustee and/or Beneficiary thereafter to bring an action of foreclosure, or any other action, for any Event of Default by Trustor existing at the time the earlier action was commenced.

(d) Any real estate sold pursuant to any writ of execution issued on a judgment obtained by virtue of this Deed of Trust, or pursuant to any other judicial proceedings under this Deed of Trust, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Trustee, in its sole discretion, may elect.

(e) Upon the occurrence and continuation of an Event of Default, or at any time after the filing of an action based on a continuing Event of Default to foreclose this Deed of Trust, the court in which such action is filed may, at the request of Trustee, appoint a receiver of the Deed of Trust Property. Such appointment may be made either before or after any sale of the Deed of Trust Property, without notice to Trustor, without regard to the solvency or insolvency of Trustor at the time of application for such receiver and without regard to either the then value of the Deed of Trust Property, the adequacy or inadequacy of any remedy available at law, or the solvency or insolvency of any other person liable to pay the Obligations. Such receiver shall have the power to perform all of the acts permitted Trustee pursuant to subsection (b) (ii) above and such other powers which may be necessary or are customary in such cases for the protection, possession, control, management and operation of the Deed of Trust Property during such period.

(f) Trustee and/or Beneficiary may, at their sole option, disaffirm and cancel any Leases which are subordinate to this Deed of Trust at any time before the expiration of sixty (60) days after Beneficiary acquires the legal title to the Deed of Trust Property by trustee’s deed or any other transfer of legal title to the Deed of Trust Property pursuant to the exercise of a remedy hereunder or otherwise, even though Beneficiary shall have enforced such Leases, collected rents thereunder or taken any action that might be deemed by law to constitute an affirmance of the Leases. Such disaffirmance shall be made by written notice addressed to the applicable tenants at the Deed of Trust Property or, at Beneficiary’s option, such other address of such tenants as may be provided in the Leases.

(g) Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of a Lien junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Deed of Trust Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Deed of Trust Property and/or any other property now or hereafter constituting security for any of the Obligations marshalled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness.

(h) If Trustor is an occupant of part or all of the Deed of Trust Property, Trustor shall immediately upon any acceleration after an Event of Default hereunder surrender the possession thereof to Beneficiary and, if Trustor remains in possession, such possession shall be as tenant at sufferance of Beneficiary, and Trustor shall pay monthly in advance to Beneficiary such rent for the premises so occupied as Beneficiary may reasonably demand, and in default of so doing Trustor may be dispossessed by summary proceedings or otherwise with or without any action being brought to foreclose this Deed of Trust and without applying for a receiver to collect the rents. In case of the appointment of a receiver of rents and profits of the Deed of Trust Property, the covenants of this Section may be enforced by such receiver.

(i) Upon any sale made under or by virtue of this Section 19, Beneficiary may bid for and then acquire the Deed of Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations of Trustor the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Trustee and/or Beneficiary is authorized to deduct under this Deed of Trust or under any of the other Loan Documents.

(j) Trustee and/or Beneficiary may sell the Deed of Trust Property or any part thereof and all estate, claim, demand, right, title and interest of Trustor therein and rights of redemption thereof, pursuant to power of sale or otherwise, including, without, limitation, pursuant to the non-judicial foreclosure procedures set forth in the applicable law of the State in which the Deed of Trust Property is located, at one or more sales, in whole or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Deed of Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Deed of Trust Property. Trustee, if and as directed by Beneficiary, shall have all of the rights and may exercise all of the powers set forth in applicable law of the State of Texas. Trustee may sell the Deed of Trust Property in its entirety or in parcels, and by one or by several sales, as deemed appropriate by Trustee in its sole and absolute discretion. If Trustee chooses to have more than one foreclosure sale, Trustee may cause the foreclosure sales to be held simultaneously or successively, on the same day, or on such different days and at such different times as Trustee may elect. Trustee shall receive and apply the proceeds from the sale of the Deed of Trust Property, or any portion thereof, in accordance with all Legal Requirements. Before any foreclosure sale, Beneficiary or Trustee shall give such notice of default and notice of sale as may be required by applicable law. After the lapse of such time as may then be required by law following the recordation of such, and notice of sale having been given as then required by applicable law, Trustee shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale. Neither Trustee nor Beneficiary shall have any obligation to make demand on Trustor before any foreclosure sale. At any foreclosure sale, Trustee shall sell to the highest bidder at public auction for cash in lawful money of the United States (or cash equivalents acceptable to Trustee to the extent permitted by applicable law), payable at the time of sale. Trustee shall execute and deliver to the purchaser(s) a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, expressed or implied. The recitals in any such deed of any matters of fact, including any facts bearing upon the regularity or validity of any foreclosure sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all Persons as to the facts recited therein. Any Person, including Trustee or Beneficiary, may purchase at such sale, and any bid by Beneficiary may be, in whole or in part, in the form of cancellation of all or any part of the Obligations

(k) The holder of this Deed of Trust, in any action to foreclose it, shall be entitled to the appointment of a receiver in accordance with the applicable law of the State of Texas.

(l) If Trustee shall have the right to foreclose this Deed of Trust, Trustor authorizes Trustee at its option to foreclose this Deed of Trust subject to the rights of any tenants of the Deed of Trust Property, and the failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Trustor as a defense to any proceeding instituted by Trustee to collect the Obligations or any deficiency remaining unpaid after the foreclosure sale of the Deed of Trust Property, it being expressly understood and agreed, however, that nothing herein contained shall prevent Trustee from asserting in any proceeding disputing the amount of the deficiency or the sufficiency of any bid at such foreclosure sale, that any such tenancies adversely affect the value of the Deed of Trust Property.

20. Rights and Remedies Cumulative.

(a) The rights and remedies of Trustee and/or Beneficiary as provided in this Deed of Trust and the other Loan Documents shall be cumulative and concurrent; may be pursued separately, successively or together against Trustor or against the Deed of Trust Property, or both, at the sole discretion of Trustee and/or Beneficiary, and may be exercised as the need to exercise such rights and remedies shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

(b) Any failure by Trustee and/or Beneficiary to insist upon strict performance by Trustor of any of the provisions of this Deed of Trust or the other Loan Documents shall not be deemed to be a waiver of any of the terms or provisions of the Deed of Trust or the other Loan Documents, and Beneficiary shall have the right thereafter to insist upon strict performance by Trustor of any and all of them.

(c) Neither Trustor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Deed of Trust shall be relieved or discharged of such obligation by reason of the failure of Trustee and/or Beneficiary to comply with any request of Trustor or of any other person so obligated to take action to foreclose on this Deed of Trust or otherwise enforce any provisions of this Deed of Trust or the other Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the security held for the Obligations, or by reason of consenting to the granting of any easements or recordation of restrictive covenants affecting the Deed of Trust Property or by reason of any agreement or stipulation between any subsequent owner of the Deed of Trust Property and Beneficiary extending the time or amount of payment or modifying the terms of this Deed of Trust or the other Loan Documents without first having obtained the consent of Beneficiary or such other person; and in the latter event Trustor and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Beneficiary.

(d) Beneficiary may release, regardless of consideration, any part of the security held for the Obligations without, as to the remainder of the security, in any way impairing or affecting the lien of this Deed of Trust or its priority over any subordinate lien.

(e) For payment of the Obligations secured hereby Beneficiary may resort to any other security therefor held by Beneficiary in such order and manner as Beneficiary may elect.

(f) The receipt by Beneficiary of any sums from Trustor after the date on which Beneficiary elects to accelerate the Obligations by reason of a continuing Event of Default hereunder shall not constitute a cure or waiver of such default or a reinstatement of this Deed of Trust or the other Loan Documents unless Beneficiary expressly agrees, by written notice to Trustor, that such payment shall be accepted as a cure or waiver of the default.

21. Trustor’s Waivers. To the extent permitted to be waived under applicable law, Trustor hereby waives and releases:

(a) All procedural errors, defects and imperfections in any proceeding instituted by Trustee and/or Beneficiary under the Note, this Deed of Trust or any other Loan Document;

(b) All benefit that might accrue to Trustor by virtue of any present or future law, exempting the Deed of Trust Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment; and

(c) Unless specifically required herein, all notices of Trustor’s default or of Beneficiary’s election to exercise, or Beneficiary’s actual exercise of, any option under the Note, this Deed of Trust or any other Loan Document.

22. Further Assurances. Trustor will, at the expense of Trustor, execute and deliver such further instruments and perform such further acts as may be reasonably requested from time to time by Beneficiary consistent with the Loan Documents as of the date hereof, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by the Trustor under this Deed of Trust, to confirm the priority of the lien created by this Deed of Trust on any property, rights or interest encumbered or intended to be encumbered by the lien of this Deed of Trust or the other Loan Documents or to enable Beneficiary to exercise and enforce its rights and remedies hereunder with respect to any Deed of Trust Property.

23. Reserved.

24. Representations and Warranties. As of the date hereof, Trustor represents and warrants to Beneficiary that, to Trustor’s knowledge:

(a) There are no pending or, to the best of Trustor’s knowledge, threatened proceedings or actions to revoke, invalidate, rescind, or modify the zoning classification or status of the Land or any Deed of Trust Property, or any building, occupancy or other permits heretofore issued with respect thereto, or asserting that such zoning or permits do not permit either the current or proposed use of the Land or any Deed of Trust Property.

(b) There are no Leases or other arrangements for occupancy of space within the Land or the Deed of Trust Property other than Leases previously furnished to Beneficiary. The certified rent roll delivered to Beneficiary is true, complete and correct in all material respects as of the date set forth herein. No Person has any possessory interest in the Land or the Deed of Trust Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and, to the best of Trustor’s knowledge, there are no material defaults thereunder by either party (other than as expressly disclosed on the certified rent roll or the tenant estoppel certificates delivered to Beneficiary) and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. Except as may be shown on any rent roll furnished to Trustor by the prior owner of the Deed of Trust Property on the date hereof which rent roll has been provided to Beneficiary, no rent has been paid more than one month in advance of its due date, except for a last month’s rent. There has been no prior sale, transfer or assignment, hypothecation or pledge by Trustor of any Lease or rents which will be outstanding following the funding of the Term Loan, other than those being assigned to Beneficiary concurrently herewith. No tenant under any Lease has a right or option to purchase all or any part of the Land or the Deed of Trust Property or any other Collateral.

(c) The Land and the Deed of Trust Property have access to and adequate supply of water, electricity, gas, storm and sanitary sewerage and other required public utilities to serve the present and contemplated uses of the Land and the Deed of Trust Property, fire and police protection, and free means of appropriate vehicular and pedestrian access between the Land, the Deed of Trust Property and public ways and highways; and none of the foregoing will be delayed or impeded by virtue of any requirements under any applicable laws including, without limitation, environmental protection laws. All utilities necessary to the existing use of the Land and the Deed of Trust Property are located either in the public right-of-way abutting the Land and the Deed of Trust Property (which are connected so as to serve the Land and the Deed of Trust Property without passing over other property) or in recorded easements serving the Land and the Deed of Trust Property and such easements are set forth and insured by the title insurance policy insuring the lien of this Deed of Trust. All roads necessary for the use of the Land and the Deed of Trust Property for their current purposes have been completed and, if necessary, dedicated to public use.

(d) If any construction has occurred at the Land or the Deed of Trust Property within the last twelve (12) months, the construction has been completed substantially in accordance with the applicable laws and governmental approvals and, all such improvements are in good working order and are structurally sound and fit for their current use.

(e) The certifications, permits, licenses and approvals including, without limitation, certificates of completion and occupancy permits required of Trustor for its current legal use, occupancy and operation of the Deed of Trust Property (collectively, the “Licenses”) have been obtained and are in full force and effect. The use being made of the Deed of Trust Property is in conformity with the certificate of occupancy issued for the Deed of Trust Property.

(f) All transfer taxes, deed stamps, intangible taxes and other amounts in the nature of transfer taxes required to be paid by any Person under applicable laws currently in effect in connection with the transfer of the Deed of Trust Property to Trustor have been paid. All mortgage, mortgage recording, stamp, intangible and other similar taxes required to be paid by any Person under applicable laws currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, this Deed of Trust, have been paid.

(g) There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Land or the Deed of Trust Property, nor are there any contemplated improvements to the Land or the Deed of Trust Property that may result in such special or other assessments.

(h) The Trustor: (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State, Commonwealth or other jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign business entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify, and (iii) has all requisite power and authority (including all governmental licenses, agreements and other approvals) to own and lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Trustor has the legal capacity to enter into and perform its obligations under this Agreement and the other Loan Documents.

(i) The execution, delivery and performance by the parties to the Note, this Agreement and the other Loan Documents to which it is a party are within such parties’ powers, have been duly authorized, by all necessary action, and (i) do not contravene such party’s organizational documents, (ii) do not contravene any law or any contractual restriction binding on or affecting the Borrower, (iii) will not result in the breach of, or constitute a default or require any payment to be made under, any loan agreement, credit agreement, indenture, mortgage, deed of trust, bond, note, lease or other instrument or agreement binding on or otherwise affecting the Borrower or any of its properties, and (iv) except for the Liens created under the Loan Documents, will not result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower.

(j) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (i) the due execution, delivery and performance by the Trustor of the Loan Documents to which it is a party, or (ii) the granting by the Borrower of the Liens created by it pursuant to the Loan Documents.

(k) The Note, this Agreement and other Loan Documents to which the Borrower is a party have been duly executed and delivered by the Trustor, and are the legal, valid and binding obligations of the Trustor enforceable against the Trustor in accordance with their respective terms.

(l) “Aventus Properties LLC” is the proper legal name of the Trustor, and the Borrower is a Texas limited partnership. The Borrower has no Subsidiaries.

(m) The Trustor is solvent, is able to pay its debts as they become due and now owns property having a value both at fair valuation and a present fair salable value greater than the amount required to pay such debts as they mature, and will not be rendered insolvent, or be left with insufficient capital, or be unable to pay its Debts as they mature, by the execution, delivery and performance of this Agreement or any other Loan Document to which the Trustor is a party or by the transactions contemplated hereunder or thereunder.

(n) There is no in-place management agreement.

(o) The Trustor’s sole asset is the Deed of Trust Property.

(p) The Trustor is the fee simple owner of the Deed of Trust Property. The Trustor has good, marketable and insurable fee simple title to the Deed of Trust Property, free and clear of all Liens whatsoever.

(q) The Deed of Trust Property is not located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

25. Severability and Savings Clauses. If any provision of this Deed of Trust is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Deed of Trust shall remain in full force and effect and shall be liberally construed in favor of Beneficiary in order to effect the remaining provisions of this Deed of Trust.

26. Commercial Loan.

(a) No portion of the proceeds of the Term Loan shall be used by Trustor to finance the purchase or construction of real property containing four (4) or fewer residential units or on which four (4) or fewer residential units are to be constructed.

(b) Trustor hereby stipulates, represents and warrants that the loan secured hereby is a commercial loan, and that all of the proceeds of such loan will be used solely to acquire or carry on a business or commercial enterprise and not for personal, family or household uses.

27. Notices.

(a) All notices, consents and other communications provided for hereunder shall be in writing (including any other method of communication authorized by Beneficiary) and sent by a reputable overnight courier or delivery service to Beneficiary or Trustor at the address set forth below, or to Beneficiary or Trustor at such other address as shall be designated by such party in a written notice to the other party or, in the case of a change of Trustor’s address, as may be requested by Trustor by email notice and confirmed in writing by Beneficiary.

If to Beneficiary:	[___________]

with copies to (which shall not constitute notice):	Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Attention: Adam L. Hirst, Esq.

If to Trustor:	[___________]

If to Trustee:	[___________]

(b) Any notice sent by Beneficiary or Trustor by any of the above methods shall be deemed to be given when so received by Beneficiary or Trustor.

(c) Beneficiary shall be fully entitled to rely upon any writing purported to be sent by any authorized officer of Trustor as being genuine and authorized.

(d) Time of Essence. Time shall be of the essence of each provision of this Deed of Trust of which time is an element.

28. Covenant Running with the Land. This Deed of Trust shall be construed as a covenant running with the land and shall be binding upon Trustor and its successors and assigns.

29. Amendment. This Deed of Trust cannot be changed or amended except by agreement in writing signed by the party against whom enforcement of the change or amendment is sought to be enforced.

30. Applicable Law. THIS DEED OF TRUST WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY TRUSTOR TO BENEFICIARY IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE UNDERLYING OBLIGATIONS UNDER THE NOTE SECURED BY THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES (I) THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS AND (II) THE ENFORCEMENT OF THE RIGHTS CREATED BY THE DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE LAND IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE AND EXCEPT AS OTHERWISE SET FORTH IN THIS SECTION, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW AND EXCEPT AS OTHERWISE SET FORTH IN THIS SECTION, TRUSTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS DEED OF TRUST AND THE NOTE, AND THIS DEED OF TRUST AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

31. Financing Statement. This Deed of Trust is effective as a financing statement which is filed as a “fixture filing” pursuant to Section 9-502 (or any other applicable section) of the Texas Business & Commerce Code from the date of recordation of this Deed of Trust with respect to the following types of goods which are or will be fixtures related to the Deed of Trust Property:

Fixtures, equipment, appliances and furnishings and the items set forth in the granting clauses of this Deed of Trust and on Exhibit “B” hereto.

For the purpose of this paragraph, Trustor is the Debtor, and Beneficiary is the Secured Party and their addresses are as set forth in the recitals of this Deed of Trust. The record owner of the Land and the Deed of Trust Property is Trustor.

32. Definitions and Interpretation. Whenever used in this Deed of Trust, unless the context clearly indicates a contrary intent:

(a) The word “Trustor” shall mean the person who executes this Deed of Trust as “Trustor” and any subsequent owner of the Deed of Trust Property and their respective heirs, executors, administrators, successors and assigns;

(b) The word “Beneficiary” shall mean the person specifically named herein as “Beneficiary” or any subsequent holder of this Deed of Trust;

(c) “Expenses” shall mean all reasonable out-of-pocket fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Beneficiary in making, funding, administering or modifying the Term Loan, in negotiating or entering into any workout of the Term Loan, or in exercising or enforcing any rights, powers and remedies provided in this Deed of Trust or any of the other Loan Documents, including, without limitation, reasonable attorneys’ fees and expenses, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, all or any part of the Deed of Trust Property.

(d) “Impositions” means all then due ground rents and all taxes (including, without limitation, all real estate, ad valorem or value added, sales (including, without limitation, those imposed on lease rentals), use, single business, gross receipts, intangible transaction privilege, privilege, license or similar taxes), assessments (including, without limitation, to the extent not discharged prior to the date hereof, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Term Loan), water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Deed of Trust Property (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (i) Trustor (including, without limitation, all income, franchise, single business or other taxes imposed on Trustor for the privilege of doing business in the jurisdiction in which the Deed of Trust Property is located) or Beneficiary with respect to the Deed of Trust Property (including, without limitation, taxes resulting from future changes in law which impose upon Beneficiary or any trustee an obligation to pay any property or other taxes applicable to the Deed of Trust Property or which otherwise adversely affect Beneficiary’s interests in the Deed of Trust Property), (ii) the Deed of Trust Property or any part thereof, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Deed of Trust Property or the leasing or use of the Deed of Trust Property or any part thereof, or the acquisition or financing of the acquisition of the Deed of Trust Property by Trustor.

(e) The use of any gender shall include all genders;

(f) The singular number shall include the plural and the plural the singular as the context may require.

(g) The following phrase shall have the following meanings: (i) “including” shall mean “including but not limited to,” (ii) “provisions” shall mean “provisions, terms, covenants and/or conditions,” (iii) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage and/or deed of trust,” (iv) “obligation” shall mean “obligation, duty, covenant and/or condition,” (v) “any of the Deed of Trust Property” shall mean “the Deed of Trust Property or any part thereof or interest therein,” and (vi) “Partnership” shall mean “partnership or joint venture” and “partner” shall mean “partner or joint venturer.”

(h) Any act which Beneficiary is permitted to perform under the Loan Documents may be performed at any time and from time to time by Beneficiary or any person or entity designated by Beneficiary.

(i) Any act which Trustor is required to perform under the Loan Documents shall be performed at Trustor’s sole cost and expense.

(j) Any act which is prohibited to Trustor under the Loan Documents is also prohibited to all tenants or other occupants of any of the Land and the Deed of Trust Property.

(k) The captions preceding the text of the Sections or subsections of this Deed of Trust are inserted only for convenience of reference and shall not constitute a part of this Deed of Trust, nor shall they in any way affect its meaning, construction or effect.

(l) All Exhibits attached hereto are hereby incorporated by reference into, and made a part of, this Deed of Trust.

(m) This Deed of Trust may be executed in counterparts, each of which, together with all counterparts, shall be deemed one Deed of Trust. This Deed of Trust shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

(n) Definitions contained in this Deed of Trust which identify documents, including the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Deed of Trust or otherwise with the consent of Beneficiary. Reference to this Deed of Trust contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Deed of Trust.

33. No Third Party Benefits. This Deed of Trust and the other Loan Documents are made for the sole benefit of Trustor and Beneficiary and their successors and assigns, and no other party shall have any legal interest of any kind under or by reason of any of the foregoing. Whether or not Beneficiary elects to employ any or all the rights, powers or remedies available to it under any of the foregoing, Beneficiary shall have no obligation or liability of any kind to any third party by reason of any of the foregoing or any of Beneficiary’s actions or omissions pursuant thereto or otherwise in connection with the transaction evidenced by the Note and secured by this Deed of Trust.

34. Failure of Beneficiary to Perform.

(a) Neither Trustor or Beneficiary, nor any agent or attorney of Trustor or Beneficiary, shall be liable to the other party for consequential damages, whatever the nature of a breach by such party of its obligations under this Deed of Trust, or any of the other Loan Documents, and each party, for itself and all parties claiming through such party, hereby waives all claims for consequential damages; provided, however, that the foregoing shall relive Trustor of any of its indemnity obligations to indemnify Beneficiary against any consequential damages required to be paid by Beneficiary to a third party.

(b) Beneficiary shall not be in default under this Deed of Trust unless a written notice specifically setting forth the claim of Trustor shall have been given to Beneficiary and Beneficiary does not cure same within thirty (30) days of such notice in the event of a monetary default and within thirty (30) days after Trustor first had knowledge of, or reasonably should have had knowledge of, the occurrence of the event which Trustor alleges gave rise to such claim and Beneficiary does not remedy or cure the default, if any there be, promptly thereafter.

(c) Any action taken by Beneficiary to inspect the Deed of Trust Property, and to approve leases and all other documents and instruments submitted to Beneficiary, will be exercised and taken by Beneficiary for its own protection only and may not be relied upon by Trustor any other party for any purposes whatever; and Beneficiary shall not be deemed to have assumed any responsibility to Trustor any other party with respect to any such action herein authorized or taken by Beneficiary with respect to the proper construction of improvements on the Deed of Trust Property, or performance under any lease or other agreement. Any review, investigation or inspection conducted by Beneficiary, any architectural or engineering consultants retained by Beneficiary or any agent or representative of Beneficiary in order to verify independently Trustor’s satisfaction of any conditions precedent to loan disbursements, Trustor’s performance of any of the covenants, agreements and obligations of Trustor, or the truth of any representations and warranties made by Trustor hereunder or under any of the Loan Documents (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Beneficiary of) (i) any of Trustor’s representations and warranties under this Deed of Trust or any of the other Loan Documents or Beneficiary’s reliance thereon or (ii) Beneficiary’s reliance upon any certifications of Trustor under the Loan Documents or any other facts information or reports furnished to Beneficiary by Trustor.

35. WAIVER OF TRIAL BY JURY. TRUSTOR AND BENEFICIARY EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS. TRUSTOR ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO BENEFICIARY IN EXTENDING THE CREDIT DESCRIBED HEREIN, THAT BENEFICIARY WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT TRUSTOR HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY REGARDING THIS DEED OF TRUST AND UNDERSTANDS THE LEGAL EFFECT OF THIS JURY TRIAL WAIVER.

36. Intentionally Omitted.

37. Copy of Deed of Trust. Trustor hereby declares and acknowledges that is has received, without charge, a true copy of this Deed of Trust.

38. Notice to Prior Lien Holders. Trustor hereby authorizes Beneficiary, without liability and at Beneficiary’s sole discretion, to give notice in form and substance satisfactory to Beneficiary of the lien and security interest created by this Deed of Trust to a holder of a previously recorded deed of trust which is a lien on the Deed of Trust Property, in order, among other things, to subordinate further advances by such deed of trust holder.

39. General Indemnification. Trustor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (as defined below) from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including, without limitation, attorneys’ fees and expenses and other costs of defense) (the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following, except to the extent any of the following are attributable to the gross negligence or willful misconduct of an Indemnified Party: (a) ownership of this Deed of Trust, the Deed of Trust Property or any interest therein or receipt of any rents; (b) any amendment to, or restructuring of, the Obligations, and the Note, this Deed of Trust or any other Loan Documents; (c) any and all lawful action that may be taken by Beneficiary pursuant to the provisions of the Loan Documents or applicable law in connection with the enforcement of the provisions of this Deed of Trust or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Trustor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d)any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Deed of Trust Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e)any use, nonuse or condition in, on or about the Deed of Trust Property or any part thereof or on the sidewalks and curbs located on the Deed of Trust Property or any adjacent property or adjacent parking areas, streets or ways to the extent that Trustor is required to maintain such adjacent properties and areas under applicable law; (f) while Trustor is the owner of the Deed of Trust Property, the performance of any labor or services or the furnishing of any materials or other property in respect of the Deed of Trust Property or any part thereof; (g)any failure of the Deed of Trust Property to be in compliance with any applicable laws; (h) the enforcement by any Indemnified Party of the provisions of this Section 39; (i)any and all claims and demands whatsoever which may be asserted against Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (j) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note and secured by this Deed of Trust; or (k) any misrepresentation made by Trustor in this Deed of Trust or any other Loan Document. Any amounts payable to Beneficiary by reason of the application of this Section shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Beneficiary until paid in full to Beneficiary. For purposes of this Section, the term ”Indemnified Parties” means Beneficiary and any directors, officers, shareholders, partners, employees, agents, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of Beneficiary or any and all of the foregoing.

40. Restrictions on Transfers; Due on Sale. The Trustor shall not Transfer (as hereinafter defined) the Deed of Trust Property or any part thereof without first obtaining the written consent of the Beneficiary. Any such Transfer, if the Beneficiary shall not so consent, shall constitute an Event of Default under the terms of this Deed of Trust and the Note, and upon the occurrence thereof Beneficiary may cause this Deed of Trust to be foreclosed and the Deed of Trust Property sold in accordance with law. Should Beneficiary give its consent to any Transfer, Beneficiary may require, as a condition to such consent, the payment of a transfer fee or such other condition as it, in its sole discretion, deems appropriate. As used herein, a “Transfer” means any voluntary or involuntary assignment, transfer, conveyance, pledge, encumbrance, hypothecation, sale, or disposition, or an agreement to assign, transfer, convey, pledge, encumber, hypothecate, sell, or dispose of, all or any part of the Deed of Trust Property. A Transfer shall exclude any lease of the Deed of Trust Property expressly consented to by Beneficiary.

41. STATE-SPECIFIC PROVISIONS.

(a) Additional Provisions. Additional provisions to this Deed of Trust are set forth in the Appendix attached hereto and shall be considered part of this Deed of Trust.

(b) THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be duly executed the day and year first above written.

TRUSTOR:

Aventus Properties LLC

By:	/s/ Joel Solis
	Name:	Joel G. Solis
	Title:	President

SIGNATURE PAGE TO DEED OF TRUST

ACKNOWLEDGMENT

STATE OF TEXAS)

: ss.:

COUNTY OF ECTOR)

The foregoing instrument was acknowledged before me this 23 day of October  , 2025, by Joel Solis, the President of Aventus Properties LLC, on behalf of such limited liability company.

/s/ Callia Schmohr
NOTARY PUBLIC

Residing at:	2000 E. 42nd Street, Ste C, Odesssa, TX 79762

My commission expires: 12/07/2027

NOTARY PAGE TO DEED OF TRUST

EXHIBIT “A”

LEGAL DESCRIPTION

[TO BE INSERTED]

A-1

EXHIBIT “B”

PROPERTY SUBJECT TO SECURITY INTEREST

Any and all fixtures, appliances, machinery, equipment, furnishings and furniture of any nature whatsoever, and other items of personal property and fixtures at any time now or hereafter owned by Trustor and now or at any time hereafter (a) installed in, attached to or situated in or upon the land described in Exhibit “A” or the buildings and improvements now erected or to be erected thereon (including, without limitation, communications, computer and security systems and the software system therefor located thereon or therein), or (b) used or intended to be used in connection with the real estate, or in the operation or maintenance of the buildings and improvements, plant or business situate or operated thereon (the “Property”) or in connection with the conduct of Trustor’s/Debtor’s business whether or not the personal property is or shall be affixed to the Property.

Such personal property and fixtures shall include, without limiting the generality of the foregoing, all of Trustor’s estate, right, title and interest now owned or hereafter acquired in, to and under the following property, but specifically excluding in all events any such items which include the name “Weidner” or its logo therein or thereon:

1.	All plants, furnaces, boilers, machinery, ranges, engines, stokers, pumps, heaters, tanks, compressors, dynamos, motors, electrical transformers, fittings, siding, pipe, pipe connections, conduits, ducts, partitions, communication systems, storm and screen windows, doors, refrigerators, ovens, kitchen equipment, chests, chairs, desks, bookcases, tables, curtains, hangings, pictures, carpeting, artwork, lighting fixtures and apparatus, furniture, furnishings, elevators and motors, built-in filing cabinets, shelves, water coolers, signs, tools, electrical equipment, and all equipment, appliances and apparatus of every kind and description now or hereafter affixed or attached to or contained within and used or procured for use in connection with said buildings or improvements for heating, cooling, lighting, plumbing, ventilating, sprinkling, irrigating, refrigerating or air conditioning, or for providing water, gas, electricity or other services or for general operation of the buildings and improvements, or the plant or business situate or operated thereon.

2.	All licenses, permits, franchises, trade names, logos, service marks, service contracts, management agreements, telephone numbers, advertising materials, warranties, guarantees, tenant lists, engineering, environmental, marketing and similar studies and appraisals for the Property and all other documents and items relating to the operation of the Property, and all leases and lease guarantees with respect to any part of the Property, and all rents, issues and profits arising out of the operation, use or occupancy of the Property.

3.	All of Trustor’s interest in all utility security deposits or bonds for the Property and all security deposits, bonds or other security delivered to any Governmental Authority in connection with the use, development or operation of the Property.

B-1

4.	All of Trustor’s books and records relating to the use, operation and occupation of the buildings and the Property including, without limitation, the books and records relating to the operation of Trustor’s business therein, and the plans and specifications for the construction or reconstruction thereof.

5.	If the Property is now or hereafter used in whole or in part as a hotel, motel or similar facility or as a restaurant or other food and/or beverage service facility, such personal property shall also include Trustor’s interest in all licenses for the serving of alcoholic beverages at the Property and all lodging and food and/or beverage equipment including, without limitation, beds, bureaus, divans, couches, chinaware, linens, glassware, silverware, uniforms, ornaments, kitchen utensils, bars, bar fixtures, radios, televisions, electric equipment, lamps, mirrors, and other personal property and fixtures used now or hereafter in on or about the operation, use and occupation of a lodging facility and/or food and/or beverage facility, on the Property.

6.	Such security interest shall extend to and include as well as any and all of Trustor’s cash and non-cash proceeds, insurance proceeds and condemnation proceeds of such fixtures and personal property and any and all subsequently acquired fixtures and personal property by way of replacement, substitution, addition or otherwise and the proceeds thereof.

Such security interest shall not extend to property owned by third party space tenants now or hereafter occupying the Property or to property owned by third party service providers.

B-2

APPENDIX TO DEED OF TRUST

Local Law Provisions

1. Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Appendix and the other terms and conditions of this Deed of Trust, the terms and conditions of this Appendix shall control and be binding.

2. Trustee Provisions.

(a) The Trustee. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act that would cause Trustee to incur any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days’ notice to Trustor and to Beneficiary. Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act or inability to act of Trustee, or in its sole discretion for any reason whatsoever, Beneficiary may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee by an instrument recorded wherever this Deed of Trust is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Beneficiary. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

(b) Trustee’s Fees. Trustor shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Deed of Trust.

(c) Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (a) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of this Deed of Trust or the other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through Trustee’s agents or attorneys, (c) to select and employ, in and about the execution of Trustee’s duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (d) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Deed of Trust Property for debts contracted for or liability or damages incurred in the management or operation of the Deed of Trust Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.

Appendix-1

(d) Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

(e) Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Trustor by any Trustee or substitute trustee to more fully and certainly vest in and confirm to Trustee or any substitute trustee such estates rights, powers, and duties, then, upon request by Trustee or any substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Trustor in a form reasonably approved by Trustor and Beneficiary.

(f) Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in Trustee’s place.

3. Insurance. Notwithstanding any provision herein or in any other Loan Document to the contrary, pursuant to Section 549.054 of the Texas Insurance Code, Trustor shall not be required to furnish evidence of insurance more than fifteen (15) days prior to the termination date of an existing insurance policy, and pursuant to Section 549.052 of the Texas Insurance Code, Trustor shall not be required to obtain an insurance policy from or through a particular agent, insurer or other person or a particular type of class of agent, insurer or other person. Trustor shall, at Trustor’s own expense, obtain and maintain and keep in full force and effect insurance upon and relating to the Deed of Trust Property.

4. NOTICE UNDER TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE. (A) TRUSTOR IS REQUIRED TO: (I) KEEP THE DEED OF TRUST PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT BENEFICIARY SPECIFIES; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME BENEFICIARY AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) TRUSTOR MUST, IF REQUIRED BY BENEFICIARY, DELIVER TO BENEFICIARY A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF TRUSTOR FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), BENEFICIARY MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF TRUSTOR AT THE TRUSTOR’S EXPENSE.

Appendix-2

5. NOTICE UNDER SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE. THE NOTE, THE DEED OF TRUST AND ANY OTHER WRITTEN LOAN DOCUMENT OR CREDIT AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6. Non-Judicial Foreclosure.

(a) Upon an Event of Default and the continuation thereof, it shall be the duty of the Trustee, or its successors, as hereinafter provided, at the request of Beneficiary, to enforce this trust and to sell the Deed of Trust Property, as an entirety or in parcels, by one sale or by several sales, held at one time or at different times, all as the Trustee acting may elect, each sale to be held at the door of the county courthouse in any county in which a part of the real property to be sold is situated and to be made on the first Tuesday of some month between the hours of 10:00 a.m. and 4:00 p.m. to the highest bidder for cash at public venue, after the Trustee (or a person or persons selected by the Trustee) and Beneficiary shall have given notices of the proposed sale in the manner hereinafter set forth, and to make due conveyance to the purchaser or purchasers, with general warranty of title to such purchaser or purchasers binding upon Trustor and its successors. Trustor, for itself, its successors and assigns, hereby expressly and specifically waive all rights to a marshaling of the assets of Trustor, including the Deed of Trust Property, or to a sale in inverse order of alienation.

(b) The Trustee (or a person or persons selected by the Trustee) shall give notice of each such proposed sale by posting written notice of the time, place, and terms of sale at the courthouse door, and by filing a copy of such written notice in the office of the county clerk, of the county in which the sale is to be made for at least twenty-one (21) consecutive days preceding the date of the sale. Where properties to be sold are situated in more than one county, one notice shall be posted at the courthouse door, and a copy of such notice shall be filed with the county clerk, of each county in which a part of the real properties to be sold is situated, and such notices shall designate the county where such real properties will be sold, which may be any county in which a part of said real properties is situated. In addition to the foregoing notice or notices to be posted and filed by the Trustee (or a person or persons selected by the Trustee), Beneficiary shall, at least twenty-one (21) days preceding the date of sale, serve or cause to be served written notice of the proposed sale by certified mail on each debtor obligated to pay such indebtedness according to the records of Beneficiary. The service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to each such debtor at the most recent address (which shall be within the United States of America) as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was so completed shall be prima facie evidence of the fact of service. In this respect and to the full extent they may legally do so, Trustor also expressly covenants, stipulates, and agrees that: (i) the address of Trustor set out in the Recitals of this Deed of Trust shall be deemed and considered conclusively to be and remain at all times the most recent mailing address of all debtors obligated to pay such indebtedness as shown by the records of Beneficiary, provided such address may be changed to some other address within the United States of America from time to time only by express written notice of change thereof signed by all debtors obligated to pay such indebtedness and actually delivered to and received by Beneficiary and setting forth a new address which shall be within the United States of America and which shall be deemed and considered conclusively to be and remain at all times thereafter the most recent mailing or e-mail, as applicable, addresses of all debtors obligated to pay such indebtedness as shown by the records of Beneficiary until changed in the manner herein provided, (ii) the records of Beneficiary shall not be deemed to reflect any change in the name or identity of the debtors obligated to pay the indebtedness (to whom notice of a proposed sale shall be required to be mailed and e-mailed as provided for above) unless and until express written notice of such change signed by all debtors obligated to pay such indebtedness shall have been actually delivered to and received by Beneficiary, and (iii) no notice of such sale or sales other than the notices hereinabove provided shall be required to be given to Trustor or any other persons and any other notice is expressly waived.

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(c) The provisions of this Section 6 with respect to posting, serving, filing, and giving notices of sale are intended to comply with the provisions of Section 51.002 of the Property Code of the State of Texas (in this Section 6(c) such Section 51.002 being called the “Subject Statutes”). In the event the requirement for any notice, or the posting, serving, filing, or giving thereof, under the Subject Statutes shall be eliminated or the prescribed manner of posting, serving, filing, or giving same is modified by future amendment to the Subject Statutes, the requirement for such particular notice shall be stricken from, or the manner of posting, serving, filing, or giving any notice hereunder modified in, this Deed of Trust in conformity with such amendment. The manner herein prescribed for posting, serving, filing, or giving any notice, other than that to be posted and filed or caused to be posted and filed by the Trustee, shall not be deemed exclusive but such notice or notices may be posted, served, filed, or given in any other manner which may be permitted by applicable law. Further, in relation to this Deed of Trust and the exercise of any power of sale by the Trustee hereunder, if either the Subject Statutes shall be amended or modified to require any other notice or the posting, filing, serving, or giving thereof or any statute hereafter enacted shall require any other notice or the posting, filing, serving, or giving thereof, the Trustee or the person selected by him is hereby authorized and empowered by Trustor to give such notice or make such posting, filing, serving, or giving thereof; provided, however, Trustor waive such other notice or the posting, filing, serving, or giving thereof to the full extent Trustor may lawfully so do.

(d) Without limiting any of the powers or remedies provided elsewhere in the Deed of Trust, Trustor agrees that, in the event the amounts secured hereby are payable in installments or include, at any time, items of matured as well as unmatured indebtedness, as the case may be, Beneficiary shall have the right to have the Deed of Trust Property sold, subject to the part of the Note which is unmatured at the time the Trustee is requested to make such sale, at Trustee’s sale to satisfy the lien and security interest hereof securing the then matured portion of said indebtedness and the Trustee is expressly authorized and empowered to conduct such sale which is called in this Section 6(d) “Installment Foreclosure.” Any Installment Foreclosure made under this Section 6(d) shall not affect the liens, assignments, and security interest of this Deed of Trust existing to secure that portion of the obligations secured hereby to which the sale is to be made subject. No Installment Foreclosure shall exhaust the power of the Trustee to conduct future Installment Foreclosures nor in anywise limit the powers of sale provided elsewhere in this Deed of Trust. The provisions elsewhere in this Deed of Trust relating to manner of conducting Trustee’s sales, including the posting, filing, and giving of notices thereof, shall also apply to any Installment Foreclosure and the same presumptions shall be applicable to any Trustee’s deed or recital therein contained in connection with an Installment Foreclosure and to any other affidavit as hereinabove provided.

(e) All fees, costs and expenses of any kind incurred by Beneficiary in connection with foreclosure of this Deed of Trust, including, without limitation, the costs of any appraisals of the Deed of Trust Property obtained by Beneficiary, all costs of any receivership for the Deed of Trust Property advanced by Beneficiary, and all attorneys’ and consultants’ fees incurred by Beneficiary, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs and costs (which may be estimates as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examination, title insurance policies and similar data and assurances with respect to title, as Trustee or Beneficiary may deem necessary either to prosecute such suit or to evidence to bidders at the sales that may be had pursuant to such proceedings the true conditions of the title to or the value of the Deed of Trust Property, together with and including a reasonable compensation to Trustee, shall constitute a part of the Secured Obligations and may be included as part of the amount owing from Trustor to Beneficiary at any foreclosure sale.

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(f) The proceeds of foreclosure sale of the Deed of Trust Property shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to the foreclosure proceedings; second, all other items which, under the terms hereof, constitute Secured Obligations additional to that evidenced by the Note, with interest on such items as herein provided; third, to interest remaining unpaid upon the Note; fourth, to the principal remaining unpaid upon the Note; and lastly, to Trustor and its successors or assigns, as their rights may appear.

(g) In case of an insured loss after judicial foreclosure or Trustee’s sale proceedings have been instituted, the proceeds of any insurance policy or policies, if not applied to rebuilding or restoring the buildings or improvements, shall be used to pay the amount due upon the Secured Obligations. In the event of judicial foreclosure or Trustee’s sale, Beneficiary or Trustee is hereby authorized, without the consent of Trustor, to assign any and all insurance policies to the purchaser at the sale, or to take such other steps as Beneficiary or Trustee may deem advisable to cause the interest of such purchaser to be protected by any of the said insurance policies.

(h) Trustee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee.

(i) In the event there is a foreclosure sale and Trustor continues to occupy or use the Deed of Trust Property following such sale, Trustor shall immediately become the tenant of the purchaser at such sale. Subject to the terms of any applicable non-disturbance and/or attornment agreement between Beneficiary and any tenant(s) of the Deed of Trust Property, such tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the portion of the Deed of Trust Property occupied, such rental to be due daily to the purchaser. In the event the tenant fails to surrender possession of the portion of the Deed of Trust Property upon demand, the purchaser shall be entitled to institute and maintain an action for forcible entry and detainer of the Deed of Trust Property in the Justice of the Peace Court in the Justice Precinct in which the Land is situated

(j) The right to foreclose this Deed of Trust as a mortgage by appropriate proceedings in any court of competent jurisdiction is also hereby given.

7. Waiver of Deficiency Statute. In the event an interest in any of the Deed of Trust Property is foreclosed upon pursuant to a judicial or non-judicial foreclosure sale, Trustor agrees that notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), to the extent permitted by law, Beneficiary shall be entitled to seek a deficiency judgment from Trustor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Deed of Trust Property was sold pursuant to judicial or non-judicial foreclosure sale. Trustor expressly recognizes that this paragraph constitutes a waiver of the above cited provisions of the Texas Property Code which would otherwise permit Trustor and other Persons against whom recovery of deficiencies is sought (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Deed of Trust Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Trustor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Deed of Trust Property for purposes of calculating deficiencies owed by Trustor, and others against whom recovery of a deficiency is sought.

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Alternatively, in the event the waiver provided for above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Deed of Trust Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time):

(1) the Deed of Trust Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Deed of Trust Property will be repaired or improved in any manner before a resale of the Deed of Trust Property after foreclosure;

(2) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Deed of Trust Property for cash promptly (but no later than twelve months) following the foreclosure sale;

(3) all reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be deducted from the gross fair market value of the Deed of Trust Property, including brokerage commissions, title insurance, a survey of Deed of Trust Property, tax prorations, reasonable attorneys’ fees and marketing costs;

(4) the gross fair market value of the Deed of Trust Property shall be further discounted to account for any estimated holding costs associated with maintaining the Deed of Trust Property pending sale, including utilities expenses, property management fees, taxes and assessments (to the extent not accounted above) and other maintenance expenses to the extent such holding costs exceed the estimated rents to be collected during such pending sale; and

(5) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Deed of Trust Property must be given by persons having at least five years’ experience in appraising property similar to the Deed of Trust Property and who have conducted and prepared a complete written appraisal of the Deed of Trust Property taking into consideration the factors set forth above.

8. Personal Property. That portion of the Deed of Trust Property which is personal property is referred to herein as the “Collateral”. To secure the payment of the Secured Obligations, Trustor hereby grants to Beneficiary a security interest in the Collateral, together with all proceeds of the Collateral. Upon the occurrence of an Event of Default, Beneficiary may exercise its rights of enforcement with respect to the Collateral under the Texas Business and Commerce Code, as amended. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Deed of Trust Property and is to be filed for record in the real estate records in the Office of the County Clerk where the Land (including said fixtures) is situated. This Deed of Trust shall also be effective as a financing statement covering as-extracted collateral and is to be filed for record in the real estate records of the county where the Deed of Trust Property is situated. The mailing address for Trustor (debtor) is set forth on the first page of this Deed of Trust and the address of Beneficiary (secured party) from which information concerning the security interest may be obtained is the address of Beneficiary set forth on the first page of this Deed of Trust.

9. No Usury. If from any circumstances whatsoever, fulfillment of any provision of this Deed or of the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Deed of Trust or under the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. Pursuant to Section 346.004 of the Texas Finance Code, as amended, Trustor agrees that such Chapter 346 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not govern or in manner apply to the Loan.

10. INDEMNIFICATION. THE INDEMNIFICATION PROVISIONS OF THE LOAN DOCUMENTS ARE INTENDED TO PROVIDE INDEMNIFICATION TO BENEFICIARY, AND ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (THE “BENEFICIARY PARTIES”), AND ARE FURTHER INTENDED TO PROVIDE INDEMNIFICATION TO THE BENEFICIARY PARTIES WHETHER OR NOT SUCH LIABILITY, LOSS OR DAMAGE ARISES OR ALLEGEDLY ARISES FROM OR IN CONNECTION WITH ANY ACTS OF NEGLIGENCE OF THE BENEFICIARY PARTIES OR UNDER ANY THEORY OF STRICT LIABILITY.

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11. Future Advances. This conveyance is made in trust to secure payment of all present and future debts that Trustor may owe to Beneficiary under the Loan Documents, regardless of how any other such debt is incurred or evidenced. Payment of all such present and future debts of Trustor to Beneficiary will be made at the same place provided in the Note, and such debts will bear interest as provided in the Note or other evidences of debt that Trustor and Beneficiary mutually agree are subject to the Loan Documents. This conveyance is also made to secure payment of any renewal or extension of any present or future debt that Trustor owes to Beneficiary, including any loans and advancements from Beneficiary to Trustor under the provisions of this Deed of Trust. When Trustor repays the sums then due under the Loan Documents, this deed-of-trust lien will terminate only if Beneficiary releases this deed of trust at the request of Trustor. Until Beneficiary releases it, this deed of trust will remain fully in effect to secure other present and future advances and debts, regardless of any additional security given for any debt and regardless of any modification.

12. Waiver of Consumer Rights under the DTPA. TRUSTOR REPRESENTS AND ACKNOWLEDGES THAT (I) IT IS A “BUSINESS CONSUMER” AS DEFINED IN THE TEXAS DECEPTIVE TRADE PRACTICES -- CONSUMER PROTECTION ACT, AS SAME MAY BE AMENDED, SUPPLEMENTED, REPLACED OR SUCCEEDED FROM TIME TO TIME (THE “ACT”), (II) IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF A TRANSACTION, (III) IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO BENEFICIARY, (IV) IT HAS BEEN REPRESENTED BY COUNSEL OF ITS SELECTION IN CONNECTION WITH THE LOAN AND THE TRANSACTIONS CONTEMPLATED THEREBY OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, WHICH COUNSEL WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED OR SELECTED BY BENEFICIARY OR AN AGENT OR BENEFICIARY, (V) THE TRANSACTIONS INVOLVE TOTAL CONSIDERATION BY TRUSTOR OF MORE THAN ONE HUNDRED THOUSAND ($100,000.00) DOLLARS, AND (VI) THE TRANSACTIONS AND THE DOCUMENTS DO NOT INVOLVE TRUSTOR’S RESIDENCE. FURTHERMORE, TRUSTOR WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES -- CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ., TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TRUSTOR’S OWN SELECTION TRUSTOR VOLUNTARILY CONSENTS TO THIS WAIVER.

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